Exhibit 2
                                                                      ---------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BLACKROCK KELSO CAPITAL CORPORATION


                   _________________________________________

             Pursuant to Section 228 and Section 242 of the General
                    Corporation Law of the State of Delaware
                   _________________________________________


          BlackRock Kelso Capital Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST: Section 4.1 of Article IV of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          Section 4.1 The total number of shares of stock which the Corporation shall have authority to issue is forty million and five hundred (40,000,500) shares of which the Corporation shall have authority to issue forty million (40,000,000) shares of common stock (the "Common Shares"), each having a par value of one one-thousandth of a dollar ($0.001), and five hundred (500) shares of preferred stock (the "Preferred Shares"), each having a par value of one one-thousandth of a dollar ($0.001).

          SECOND: The foregoing amendment was duly adopted in accordance with
Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, BlackRock Kelso Capital Corporation has caused this Certificate to be duly executed in its corporate name this 24th day of May, 2005.


                                    BlackRock Kelso Capital Corporation


                                         By: /s/ Michael B. Lazar
                                            -----------------------------
                                         Name:   Michael B. Lazar
                                         Title:  Chief Operating Officer


1001446.02-New York S7A
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